As filed with the Securities and Exchange Commission on November 21, 2003
                                                    Registration No. 333-
------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                FIRSTENERGY CORP.
             (Exact Name of Registrant as Specified in Its Charter)

              Ohio                                      34-1843785
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              76 South Main Street
                                Akron, Ohio 44308
          (Address of Principal Executive Offices, Including Zip Code)

                        -------------------------------


                         FirstEnergy Corp. Savings Plan
                            (Full Title of the Plan)

                        -------------------------------


David W. Whitehead                              Copy to:
Corporate Secretary                             Edward W. Moore, Esq.
FirstEnergy Corp.                               Calfee, Halter & Griswold LLP
76 South Main Street                            1400 McDonald Investment Center
Akron, Ohio 44308                               800 Superior Avenue
(330) 384-4400                                  Cleveland, Ohio 44114
                                                (216) 622-8200

 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                        -------------------------------


                         CALCULATION OF REGISTRATION FEE



============================================= ================== ============== =================== ==================
                                                                   Proposed          Proposed
                                                                    Maximum          Maximum
            Title of Securities                    Amount          Offering         Aggregate           Amount of
                   To Be                            To Be          Price Per         Offering         Registration
              Registered(1)(2)                  Registered(2)(3)  Share(2)(4)        Price(2)             Fee(2)
--------------------------------------------- ------------------ -------------- ------------------- ------------------

Common stock, par value $0.10 per share
   Shares not previously registered            6,866,133 shares      $33.41       $229,397,503.53       $18,558.26
   Shares registered under predecessor plans     133,867 shares        N/A              N/A                 N/A

--------------------------------------------- ------------------ -------------- ------------------- ------------------
TOTAL                                          7,000,000 shares      $33.41       $229,397,503.53       $18,558.26
============================================= ================== ============== =================== ==================


(1) Includes rights to purchase shares of common stock ("Share Purchase Rights") under FirstEnergy Corp.'s Rights Agreement that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests issuable under the FirstEnergy Corp. Savings Plan.


(2) The offer and sale of 133,867 shares registered hereby (the "Carryover Shares") were previously registered pursuant to a registration statement on Form S-8 (File No. 333-72764), filed and effective on November 5, 2001 (the "2001 Registration Statement"), for offer and sale under the GPU Plans (as defined in the Statement Regarding Compliance with Instruction E, below). The Carryover Shares were not sold pursuant to the GPU Plans, and the FirstEnergy Corp. Savings Plan is the successor by merger to the GPU Plans. The Carryover Shares and the $1,130 registration fee paid with respect to those shares are carried over to this Registration Statement in accordance with the principles set forth in Instruction E to Form S-8 and Interpretation 89 under Section G, "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (as supplemented)(the "Instruction and Interpretation"). Accordingly, no additional registration fee is payable with respect to the Carryover Shares.
(3) This Registration Statement also covers additional securities that may be issued with respect to these shares in connection with, or as a result of, stock splits, stock dividends or similar transactions.
(4) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of FirstEnergy Corp. common stock reported on the New York Stock Exchange on November 19, 2003.


          Statement Regarding Compliance with Instruction E of Form S-8

         This Registration Statement is being filed by FirstEnergy Corp., an Ohio Corporation (the "Company"), for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has already been filed. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Commission File No. 333-48651) registering 6,000,000 shares of common stock for issuance under the FirstEnergy Corp. Savings Plan (formerly known as the Ohio Edison System Savings Plan) (the "FirstEnergy Savings Plan"), are hereby incorporated by reference.

         Contemporaneously with the filing of this Registration Statement, the Company is filing with the Securities and Exchange Commission (the "Commission") Post-Effective Amendment No. 1 to the 2001 Registration Statement pursuant to which the Company registered, among other offers and sales of its shares of common stock, the offer and sale of 133,867 shares of common stock pursuant to the GPU Companies Employee Savings Plan for Nonbargaining Employees, the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3, the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 and UWUA Local 180 and the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777 (collectively, the "GPU Plans"). The GPU Plans were merged into the FirstEnergy Savings Plan on January 7, 2003 and, as a result, the FirstEnergy Savings Plan is the successor to the GPU Plans. The Carryover Shares were not sold pursuant to the GPU Plans and, following the filing of Post-Effective Amendment No. 1 to the 2001 Registration Statement, the Carryover Shares are no longer available for new offers or sales under the GPU Plans.

         Consequently, in accordance with the Instruction and Interpretation:
(i) the Company is carrying over from the 2001 Registration Statement and registering the offer and sale of 133,867 shares of common stock under the FirstEnergy Savings Plan pursuant to this Registration Statement; (ii) registration fees in the amount of $1,130 allocable to the Carryover Shares and paid in connection with the 2001 Registration Statement are carried over to this Registration Statement; (iii) the 2001 Registration Statement is being amended on a post-effective basis to describe the merger of the GPU Plans into the FirstEnergy Savings Plan; (iv) in addition to the shares being carried over pursuant to (i) above, the Company is registering for the first time the offer and sale of 6,866,133 shares of common stock under the FirstEnergy Savings Plan pursuant to this Registration Statement, so that this Registration Statement registers a total of 7,000,000 shares of common stock to be offered and sold under the FirstEnergy Savings Plan; and (v) in addition to the registration fees being carried over pursuant to (ii) above, the registration fee allocable to the newly registered shares in the amount of $18,558.26 has been paid to the Commission in connection with this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by the Company or the FirstEnergy Savings Plan with the Commission are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K (as amended by the Forms 10-K/A filed on May 9, 2003, August 19, 2003 and September 11,
              2003) for the year ended December 31, 2002;

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (as amended by the Forms 10-Q/A filed on August 19, 2003 and September 11, 2003), June 30, 2003 (as amended by the Form 10-Q/A filed on September 11, 2003) and September 30, 2003;

         (3) The Company's Current Reports on Form 8-K filed January 17, 2003, January 21, 2003, March 11, 2003, March 17, 2003, March
              18, 2003, April 16, 2003, April 18, 2003, May 1, 2003, May 9,
              2003, May 22, 2003, June 5, 2003, June 11, 2003, June 27,
              2003, July 24, 2003, July 25, 2003, August 5, 2003, August 7,
              2003, August 8, 2003, September 8, 2003, September 12, 2003,
              September 24, 2003, November 13, 2003 and November 21, 2003;

         (4) Annual report on Form 11-K of the FirstEnergy Savings Plan for the year ended December 30, 2002, filed with the Commission on June 27, 2003, as amended by the Form 11-K/A filed with the Commission on June 30, 2003;

         (5) The description of the Company's common stock contained in the Company's Registration Statement on Form S-3, Pre-Effective Amendment No. 1 (Registration No. 333-103865), filed with the Commission on August 27, 2003, and any amendment or report filed for the purpose of updating such description; and

         (6) The description of the Share Purchase Rights of the Company contained in the Company's Current Report on Form 8-K, dated November 18, 1997, and any amendment or report filed for the purpose of updating that description.

         All documents filed by the Company or the FirstEnergy Savings Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

          The validity of the securities being registered will be verified by Gary D. Benz, Esq., the Company's Associate General Counsel. As of November 14, 2003, Mr. Benz owned 2,761 shares of the Company's common stock. Mr. Benz is eligible to participate in the FirstEnergy Savings Plan, pursuant to which the Company's common stock will be issued.

            With respect to the unaudited consolidated financial information of FirstEnergy Corp. for the three-month periods ended March 31, 2003 and 2002, for the three-month and six-month periods ended June 30, 2003 and 2002 and for the three-month and nine-month periods ended September 30, 2003 and 2002, incorporated by reference in this Registration Statement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 9, 2003, except as to Note 1, which is as of August 18, 2003, August 18, 2003, and November 13, 2003 for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, respectively, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

Item 8.  Exhibits.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

         The Company hereby undertakes that it will submit or has submitted the FirstEnergy Savings Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the FirstEnergy Savings Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report pursuant to Section 15(d) of the Exchange Act for the FirstEnergy Savings
Plan) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 21st day of November, 2003.

                                       FIRSTENERGY CORP.


                                       By: /s/ David W. Whitehead
                                          ------------------------------------
                                          David W. Whitehead
                                          Corporate Secretary (Duly Authorized
                                           Officer)

         Each of the undersigned directors and officers of the Company, individually as such director and/or officer, hereby makes, constitutes and appoints H. Peter Burg and David W. Whitehead, and each of them, singly or jointly, with full power of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, and to file with the Commission, any and all post-effective amendments to this Registration Statement, which post-effective amendment may make such changes in the Registration Statement as the Company deems appropriate, hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 19th day of November, 2003.



        Signature                                       Title                             Date
        ---------                                       -----                             ----
/s/H. Peter Burg
---------------------------------       Chairman of the Board and Chief
H. Peter Burg                           Executive Officer (Principal Executive       November 19, 2003
                                        Officer)

/s/Anthony J. Alexander
---------------------------------       President, Chief Operating Officer and       November 19, 2003
Anthony J. Alexander                    Director

/s/Richard H. Marsh
---------------------------------       Senior Vice President and Chief
Richard H. Marsh                        Financial Officer (Principal Financial       November 19, 2003
                                        Officer)

/s/Harvey L. Wagner
---------------------------------       Vice President, Controller and Chief
Harvey L. Wagner                        Accounting Officer (Principal                November 19, 2003
                                        Accounting Officer)

                                                    7


/s/Paul T. Addison
---------------------------------                                                    November 19, 2003
Paul T. Addison                         Director

/s/Carol A. Cartwright
---------------------------------                                                    November 19, 2003
Carol A. Cartwright                     Director

/s/William T. Cottle
---------------------------------                                                    November 19, 2003
William T. Cottle                       Director

/s/Robert B. Heisler, Jr.
---------------------------------                                                    November 19, 2003
Robert B. Heisler, Jr.                  Director

/s/Robert L. Loughhead
---------------------------------                                                    November 19, 2003
Robert L. Loughhead                     Director

/s/Russell W. Mainer
---------------------------------                                                    November 19, 2003
Russell W. Maier                        Director

/s/John M. Pietruski
---------------------------------                                                    November 19, 2003
John M. Pietruski                       Director

/s/Robert N. Pokelwaldt
---------------------------------                                                    November 19, 2003
Robert N. Pokelwaldt                    Director

/s/Paul J. Powers
---------------------------------                                                    November 19, 2003
Paul J. Powers                          Director

/s/Catherine A. Rein
---------------------------------                                                    November 19, 2003
Catherine A. Rein                       Director

/s/Robert C. Savage
---------------------------------                                                    November 19, 2003
Robert C. Savage                        Director

/s/George M. Smart
---------------------------------                                                    November 19, 2003
George M. Smart                         Director

/s/Jesse T. Williams, Sr.
---------------------------------                                                    November 19, 2003
Jesse T. Williams, Sr.                  Director

/s/Dr. Patricia K. Woolf
---------------------------------                                                    November 19, 2003
Dr. Patricia K. Woolf                   Director



The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 21st day of November, 2003.

                         FIRSTENERGY CORP. SAVINGS PLAN

                            By:  FIRSTENERGY CORP., ADMINISTRATOR

                                /s/Richard H. Marsh
                            By: ---------------------------------------------
                                Richard H. Marsh
                                Senior Vice President and Chief
                                Financial Officer

                                  EXHIBIT INDEX


Exhibit No.               Description of Document
-----------               -----------------------
  4(a) Amended Articles of Incorporation of FirstEnergy Corp. (physically filed and designated in the Registration Statement on Form S-3 (Registration No. 333-103865) as Exhibit 4(a)).*

  4(b) Amended Code of Regulations of FirstEnergy Corp. (physically filed and designated in the Annual Report on Form 10-K/A, filed on April 16, 2001, as Exhibit 3).*

  4(c) Form of Common Stock Certificate (physically filed and designated in the Registration Statement on Form S-3/A (Registration No. 333-40063) as Exhibit 4(c)).*

  4(d) Rights Agreement, dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in the Current Report on Form 8-K, dated November 18, 1997, as Exhibit 4.1).*

  5 Opinion of Gary D. Benz, Esq., Associate General Counsel for the Company, as to the validity of the Company's shares of common stock being registered. (x)
 15 Letter of PricewaterhouseCoopers LLP to the Company regarding unaudited interim financial information. (x)
 23(a)   Consent of Gary D. Benz, Esq. (included in Exhibit 5).

 23(b)   Consent of Independent Accountants, PricewaterhouseCoopers LLP. (x)


---------------

*........Incorporated herein by reference.

(x)......Filed herewith.



                                        E-1

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